Exhibit 10.29

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made effective as of September 10, 2015 (the "Effective Date"), by and between THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Company") of 515 North State Street, Suite 2225, Chicago, IL 60654, and SMI, Strategic Marketing & Consulting of 44 Prospect Street, Bernardsville, NJ 07924.

1.Consulting Services.  During the Consulting Term (as defined below), Consultant will provide to the Company marketing consulting services (the "Services") in connection with the Company's consumer sustainability research project.  The Company shall not control the manner or means by which Consultant performs the Services.  Consultant shall furnish, at her own expense, the equipment, supplies and other materials used to perform the Services.

2.Consulting Term.  The term of this Agreement shall commence as of the Effective Date and shall continue until the first to occur of (a) the first anniversary of the Effective Date, or (b) either party giving the other party at least 15 days prior written notice of termination (the "Consulting Term").  The terms and conditions of this clause and Section 4, Section 5, Section 6, Section 7, Section 9, Section 10, Section 11 and Section 12 shall survive the termination of this Agreement.

3.Payment for Services.

(a)Payment.  As full compensation for the Services and the rights granted to the Company in this Agreement, the Company will pay compensation to Consultant at a rate of $200 per hour billed in quarter hour increments, provided that Consultant shall not exceed 75 hours during the Consulting Term without the Company's prior written consent.  Invoices shall be issued by Consultant to the Company monthly as to all Services performed during the preceding month, and such invoice shall indicate the number of hours worked by Consultant during the month.  The Company shall pay all undisputed fees within 10 business days after receipt of invoice.

(b)Taxes.  The Company shall not be responsible for any federal, state or local taxes derived from Consultant's net income or any compensation paid to Consultant for the Services, or for the withholding and/or payment of any income, payroll, Social Security or other federal, state or local taxes, the making of any insurance contributions, including unemployment or disability insurance, the obtaining of any workers' compensation insurance, or compliance with any other legal requirements applicable to Consultant.  Consultant shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest.

(c)Expenses.  The Company shall reimburse Consultant for all reasonable, necessary and documented out-of-pocket expenses incurred by Consultant in connection with the Services in accordance with the general reimbursement policy of the Company then in effect, including, without limitation, mileage, domestic and foreign travel, lodging and meal expenses, provided that any expense that is in excess of $5,000 is approved in writing in advance by the Company.

4.Relationship of the Parties.  It is understood by the parties that Consultant is an independent contractor with respect to the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between Consultant and the Company for any purpose. Consultant has no authority (and shall not hold herself out as having any authority) to bind the Company and Consultant shall not make any agreements or representations on the Company's behalf without the Company's prior written consent.  Without limiting the generality of the foregoing, Consultant acknowledges and agrees that the Company will not provide, and Consultant will not be eligible to participate in, any health insurance, paid vacation or other employee benefits.

5.Work Ownership.

(a)The Company is, and shall be, the sole and exclusive owner of all right, title and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the "Deliverables"), including, without limitation, all patents, copyrights, trademarks, trade secrets and other intellectual property rights (collectively "Intellectual Property Rights") therein.  Consultant agrees that the Deliverables are hereby deemed a "work made for hire" as defined in 17 U.S.C. § 101 for the Company. If, for any reason, any of the Deliverables do not constitute a "work made for hire," Consultant hereby irrevocably assigns to the Company, in each case without additional consideration, all right, title and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein.

(b)Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as "moral rights" (collectively, "Moral Rights"). Consultant hereby irrevocably waives, to the extent permitted by applicable law, any and all claims she may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables.

(c)Upon the request of the Company, Consultant shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record or enforce its rights in any Deliverables. In the event the Company is unable, after reasonable effort, to obtain Consultant's signature on any such documents, Consultant hereby irrevocably designates and appoints the Company as her agent and attorney-in-fact, to act for and on her behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other intellectual property protected related to the Deliverables with the same legal force and effect as if Consultant had executed them. Consultant agrees that this power of attorney is coupled with an interest.

6.Assignment. Consultant shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company's prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the parties hereto and their respective successors and assigns.

7.Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a "Notice") shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if (a) the receiving party has received the Notice and (b) the party giving the Notice has complied with the requirements of this Section.

8.Amendment. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

9.Entire Agreement.  This Agreement (and the related schedules and exhibits) contains the entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

10.Severability.  If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provisions it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

11.Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without giving effect to any choice or conflict of law provision or rule.

12.Facsimile Signature; Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

Dated as of the date first above written.

THE FEMALE HEALTH COMPANY

BY/s/  O.B. Parrish

     O.B. Parrish, Chief Executive
     Officer

/s/  Sharon Meckes

Sharon Meckes